EXHIBIT 10.1

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of January 19, 2024 (the “Effective Date”), is entered into by and among ASTRA SPACE, INC., a Delaware limited liability company (“Astra”), each of the Subsidiaries of Astra (together with Astra, collectively, the “Note Parties”), and each of the investors listed on the Schedule of Buyers attached hereto (together with their successors and assigns, individually, a “Buyer” and collectively, the “Buyers”).

RECITALS:

A.

The Note Parties and the Buyers (the “Existing Buyers”) that hold Notes outstanding immediately prior to the date hereof (the “Outstanding Notes”) have previously entered into that certain Securities Purchase Agreement dated as of August 4, 2023, as amended by, inter alia, that certain Reaffirmation Agreement and Omnibus Amendment Agreement dated as of November 6, 2023, as further amended by that certain Omnibus Amendment No. 3 Agreement on November 21, 2023 (as so amended, the “Purchase Agreement”).

B.

As of the Effective Date but subject to the terms of the Purchase Agreement as amended hereby, the Buyers (other than the Existing Buyers) (the “Additional Buyers”) are severally purchasing, and Astra is issuing to the Additional Buyers, Notes having an aggregate Stated Principal Amount of $6,000,000 (the “Additional Notes”) and in such individual amounts set forth on Annex I-B hereto, which would exceed the limitations under Section 1(f) of the Purchase Agreement and clause (A) of the definition of “Permitted Indebtedness” included in the Outstanding Notes.

C.

The Note Parties and the Existing Buyers desire to execute and deliver this Amendment in order to (i) extend the date by which any Subsequent Closing may occur under the Purchase Agreement; (ii) update the Schedule of Buyers attached as Annex I-B to the Purchase Agreement; and (iii) make certain other changes as set forth in this Amendment.

D.	The amendments expressly provided for hereby to the Purchase Agreement and the Outstanding Notes require the consent of Existing Holders constituting the Required Holders.

E.

Section 6.14 of the Security Agreement requires each Additional Buyer to execute a joinder agreement in form and substance satisfactory to the Collateral Agent whereby each Additional Buyer agrees to become a party to the Security Agreement and be bound by the terms and conditions thereunder as if such Additional Buyer were originally a party thereto.

F.	Capitalized terms used, but not otherwise defined, in this Amendment have the meanings ascribed thereto in the Purchase Agreement.

AMENDMENT

NOW, THEREFORE, the parties hereto agree as follows:

1. Modifications to the Purchase Agreement Prior to the Issuance of the Additional Notes. The Note Parties and the Existing Buyers agree to amend the Purchase Agreement (including the exhibit form of the Note thereto) and the Outstanding Notes immediately prior to the issuance of the Additional Notes as follows:

a.	Section 1(f) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(f) Subsequent Closings. The closing (each a “Subsequent Closing” and together with the Initial Closing, each a “Closing”) of the purchase of Subsequently Purchased Securities by the Buyers pursuant to a Subsequently Purchased Securities Notice shall occur by electronic transmission or other transmission as mutually acceptable to the parties. The date and time of a Subsequent Closing (each a “Subsequent Closing Date” and together with the Initial Closing Date, each a “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to such Subsequent Closing set forth in Sections 6 and 7(b) are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer); provided that in no event will any Subsequent Closing occur after February 19, 2024 (or such later date as the Required Holders may agree in writing (including, for the avoidance of doubt, via e-mail) in their sole discretion). Notwithstanding anything herein to the contrary the aggregate Stated Principal Amount (as defined in the Notes) of Notes issued pursuant to this Agreement and the other Transaction Documents shall not exceed $25,000,000 plus accrued interest and fees capitalized thereto, without the written consent of the Required Holders (which written consent may be provided via e-mail).”.

b.

The restrictions set forth in Section 4(j)(i) of the Purchase Agreement are hereby waived to the extent that they would otherwise prohibit the sale and issuance of any Subsequently Purchased Securities under the Purchase Agreement.

c.	Annex I-B to the Purchase Agreement is hereby amended and restated in the form of Annex I-B attached hereto.

2. Joinder to Security Agreement. By executing and delivering this Amendment, each Additional Buyer hereby (A) becomes, and shall be treated as, (i) a Buyer under, and a party to, the Purchase Agreement, with the same force and effect as if originally named therein as a Buyer, and (ii) a Holder of a Note under, and a party to, the Security Agreement, with the same force and effect as if originally named therein as a Holder and (B) shall be treated as Buyer and/or, as the context may require, a Holder under each other Transaction Document other than the Holder of any Note not held by such Additional Holder and its Additional Note shall be treated as a Note under each Transaction Document. Without limiting the generality of the foregoing and in furtherance thereof, each Additional Buyer hereby expressly adopts the Security Agreement with the same force and effect as if such Additional Buyer were originally a party thereto, including appointing the Collateral Agent as the collateral agent of the Holders (including such Additional Buyer), pursuant to Section 6.12 thereof and agreeing that the Collateral Agent shall have the authorization to perform its obligations as collateral agent for the Holders or the Buyers (including the Additional Buyer), as applicable, under each Transaction Document (including without limitation, the discretion to allocate proceeds received by the Collateral Agent pursuant to the exercise of remedies under the Transaction Documents or at law or in equity (including without limitation with respect to any secured creditor remedies exercised against the Collateral and any other security provided for under any Security Documents) to the then outstanding Obligations in such order as the Collateral Agent shall elect, pursuant to Section 6.11 of the Security Agreement).

3. Representations and Warranties; Covenants of Additional Buyers.

a.

Each of the Note Parties (a) represents and warrants that after giving effect to (x) the consents, amendments, amendments and restatements, supplements and modifications contained herein, in the Security Agreement Amendment referred to below and in the other Notes and Transaction Documents to be entered into in connection herewith and (y) the written information in the letter delivered to the Buyers concurrently with this Amendment related to representations and warranties made under Section 3 of the Purchase Agreement and incorporating by reference additional disclosures with respect to matters described in schedules to the Purchase Agreement (the “Company Disclosure Letter”) each of the representations and warranties set forth in the Purchase Agreement and in each other Transaction Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date and, in the case of any of the foregoing, other than representations that are qualified by materiality, which are true and correct in all respects; and (b) hereby expressly (i) confirms its Obligations under each Transaction Document, in each case as amended, restated, supplemented or modified immediately after giving effect to this Agreement and the Security Agreement Amendment; (ii) confirms that its Obligations as amended, restated, supplemented or modified hereby under the Notes, the Purchase Agreement and the other Transaction Documents are entitled to the benefits of the pledges set forth in the Transaction Documents, in each case, as amended, restated, supplemented or modified immediately after giving effect to this Agreement (including as such grants have been amended, restated, supplemented or modified by this Agreement and the Security Agreement Supplement); and (iii) confirms that its Obligations under the Notes, the Purchase Agreement and the other Transaction Documents immediately after giving effect to this Agreement constitute Obligations and that such Obligations shall continue to be entitled to the benefits of the grant of collateral security set forth in the Security Documents, as amended, restated, supplemented or otherwise modified hereby and by the Security Agreement Supplement.

b.

Each Additional Buyer hereby represents and warrants as to itself that each of the representations and warranties contained in Section 2 of the Purchase Agreement is true and correct in all material respects on and as of the Effective Date (after giving effect to the amendments and other modifications contemplated hereby) as if made by such Additional Buyers on and as of such date.

4. Reference to and Effect on the Transaction Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or novation of any Transaction Document or of any right, power or remedy of any Buyer or the Collateral Agent under any Transaction Document, nor constitute a waiver or novation of any provision of any of the Transaction Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or novation of any Transaction Document or of any right, power or remedy of any Buyer or the Collateral Agent under any Transaction Document, nor, except as expressly provided herein, constitute a waiver or novation of any provision of any of the Transaction Documents. The parties hereto hereby expressly acknowledge and agree that each of this Amendment and the Security Agreement Amendment (as defined below) is, and shall be deemed to constitute, a “Transaction Document” for all purposes of the Purchase Agreement, the Notes (including any Additional Notes) and the other Transaction Documents. Each reference in the Purchase Agreement and in each of the other Transaction Documents to: (i) the “this Agreement” or the “Transaction Documents” or words of like import shall mean and be references to the Purchase Agreement and to the other Transaction Documents, as applicable, as amended by this Amendment; (ii) “the Notes” and other words of like import shall mean and be references to the Outstanding Notes and the Additional Notes as amended by this Amendment; (iii) “Buyers”, “Holders” and other words of like import shall mean and be references to the Existing Buyers and the Additional Buyers; (iv) the “Security Agreement” in any Transaction Document shall mean and be references to the Security Agreement, as amended by that certain First Amendment to Security Agreement and Intellectual Property Security Agreement, dated as of the date hereof (the “Security Agreement Amendment”), by and among the Company and the Collateral Agent and (v) “Obligations” and other words of like import shall mean and be references to the Obligations of the Note Parties under the Notes, the Guaranty Agreement and other Transaction Documents as amended, restated, amended and restated, supplemented or otherwise modified by this Amendment

5. No Novation. It is the intent of the parties hereto that the amendment and waiver of certain terms of the Purchase Agreement and of certain terms of certain of the other existing Transaction Documents contemplated hereby constitutes neither a novation of the rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Transaction Documents nor evidence of payment of all or any of such obligations and liabilities under any of the Transaction Documents and, except as expressly modified hereby, all Transaction Documents and all such rights, obligations and liabilities evidenced thereby shall continue and remain outstanding and in full force and effect.

6. Release. In consideration of the foregoing amendments, the Note Parties signatory hereto, and, to the extent the same is claimed by right of, through or under any Note Party, for its past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders, does hereby and shall be deemed to have forever remised, released and discharged each of the Collateral Agent and the Buyers, and their respective Affiliates, and any of the respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom the Collateral Agent, Buyers or any of their Affiliates would be liable if such persons or entities were found to be liable to the Note Parties, or any one of them (collectively hereinafter the “Released Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing (each, a “Claim”) occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Amendment or the other Transaction Documents, and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Each Note Party acknowledges that the laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Each Note Party acknowledges that such provisions are designed to protect a person from waiving Claims which such person does not know exist or may exist. As to each and every Claim released hereunder, each Note Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, agrees that it shall be deemed to waive the benefit of any such provision (including, without limitation, Section 1542 of the Civil Code of California and each other similar provision of applicable state or federal law (including the laws of the State of Delaware)), if any, pertaining to general releases after having been advised by their legal counsel with respect thereto. Each Note Party acknowledges and agrees that the forgoing waivers were bargained for separately.

7. No Actions, Claims, Etc. Each Note Party acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any Buyer or the Collateral Agent, in any case, arising from any action or failure of any Buyer, the Collateral Agent or any other Released Party to act under the this Amendment, the Purchase Agreement, any Note or any other Transaction Document on or prior to the date hereof, or of any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to any Buyer, Collateral Agent or any other Released Party under this Amendment, the Purchase Agreement or any other Transaction Document. Each Note Party unconditionally releases, waives and forever discharges on its own behalf and on behalf of each of its subsidiaries and Affiliates (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Released Party to such Note Party, except the obligations required to be performed by a Buyer, the Collateral Agent or their Affiliates, agents or other Released Parties under the Transaction Documents on or after the date hereof, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Note Party might otherwise have against any Released Party in connection with this Amendment, the Purchase Agreement or the other Transaction Documents or the transactions contemplated thereby, in the case of each of clauses (i) and (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

8. Costs and Expenses; Relationship Among Parties; No Fiduciary Duty; Independent Due Diligence and Decision Making. The Note Parties shall promptly pay all invoiced fees, costs and expenses of the Buyers and the Collateral Agent incurred in connection with this Amendment and in in connection with the preparation, execution and delivery, administration, interpretation and enforcement of this Amendment, the Security Agreement Amendment, the Notes and the other Transaction Documents and all other agreements, instruments and documents relating to this transaction, the consummation of the transactions contemplated by all such documents, the preservation of all rights of the Buyers and the Collateral Agent and the negotiation, preparation, execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument that is proposed but not executed and delivered). Notwithstanding anything contained in this Amendment, the Security Agreement Amendment, the Purchase Agreement, the Notes, or other Transaction Documents to the contrary, neither the Collateral Agent nor any Buyer has assumed, nor shall it be deemed to have assumed, any obligation or duty or any other relationship as the Collateral Agent, fiduciary or trustee of or for any other secured party other than as expressly set forth herein or in any other Transaction Document. Each of the Note Parties acknowledges that before execution and delivery of this Amendment and the Security Agreement Amendment, neither the Collateral Agent nor any Buyer has any obligation to negotiate with any Buyer or Collateral Agent or any other person or entity concerning anything contained in this Amendment. Each Note Party agrees that and each Buyer’s execution of this Amendment does not create any such obligation and that each such Person has made its own decisions regarding all operations and its incurrence and payment of all third-party debt and all other payments. Each Buyer hereby confirms that its decision to execute this Amendment and the Security Agreement Amendment has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Note Parties and their Subsidiaries. Notwithstanding anything herein to the contrary, (a) the duties and obligations of the parties under this Amendment shall be several, not joint; (b) no party shall have any responsibility by virtue of this Amendment for any trading by any other entity; (c) no prior history, pattern, or practice of sharing confidences among or between the parties shall in any way affect or negate this

Amendment; (d) the parties hereto acknowledge that this Amendment does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Company and the parties do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended; and (e) none of the Buyers, Collateral Agent or any other Released Party shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities in any kind or form to each other, the Note Parties other creditors or stakeholders, including as a result of this Amendment, Security Agreement Amendment or the transactions contemplated herein.

9. Fees and Expenses.

a.

The Borrower has agreed to pay all fees, charges, expenses and disbursements of the Collateral Agent and the Buyers in connection with the preparation, execution and delivery of this Amendment substantially concurrently with the execution of this Amendment (including, without limitation, the fees, charges, expenses and disbursement of Sidley Austin LLP and Cooley LLP as counsel to the Buyers and Seward & Kissel LLP as counsel to the Collateral Agent (collectively, the “Lawyers’ Fees”) to the extent invoiced, plus, where applicable, such additional amounts of Lawyers’ Fees as shall constitute Collateral Agent’s or a Buyer’s reasonable estimate of such Lawyers’ Fees incurred in connection therewith (provided that such estimate through the Effective Date and immediate post-closing work shall not thereafter preclude a final settling of accounts as among the Note Parties, the Collateral Agent, the Buyers and/or any such other Persons, as applicable).

b.

Unless otherwise provided in this Amendment or in a separate writing by the Collateral Agent or, as applicable, the Buyers, all fees described above shall be fully earned on the date of this Amendment and shall be non-refundable for any reason whatsoever and shall be in addition to any other fees, costs, and expenses payable pursuant to the other Transaction Documents.

10. Amendment to Security Agreement. By executing this Amendment, each Existing Buyer and each Additional Buyer directs and authorizes the Collateral Agent to execute that certain First Amendment to Security Agreement and Intellectual Property Security Agreement dated as of the date hereof, among the Note Parties and the Collateral Agent.

11. Remaining Provisions Unaffected. Except as specifically amended in this Amendment, the terms and conditions of the Purchase Agreement shall remain in full force and effect.

12. Notices. Notices under each Transaction Document shall be delivered to each Additional Buyer to the address set forth opposite such Additional Buyer’s name in Annex I-B hereto or to such other address identified by such Buyer from time to time in writing. Notices for all other parties shall be provided in the same manner as set forth in the Purchase Agreement.

13. Incorporation of Terms. The provisions of Sections 9(a), 9(b), 9(c), 9(e), 9(g), 9(h), 9(i) and 9(j) of the Purchase Agreement shall apply with respect to this Amendment and are incorporated herein mutatis mutandis.

14. Beneficiary. The parties hereto acknowledge and agree that the Collateral Agent shall be an express beneficiary of this Amendment for all purposes.

15. Acknowledgment of Existing Note Balances. By the execution and delivery of this Amendment each Note Party acknowledges and agrees that, as of the date of this Amendment immediately after giving effect to this amendment and the issuance of Additional Notes in connection herewith:

a.

the current total principal balance owed to JMCM Holdings LLC under its Notes is $9,691,729.89 and the current total accrued interest outstanding to (but excluding) January 19, 2024 under such Notes is $187,373.44;

b.

the current total principal balance owed to SherpaVentures Fund II, LP under its Notes is $5,127,489.59 and the current total accrued interest outstanding to (but excluding) January 19, 2024 under such Notes is $99,131.47;

c.

the current total principal balance owed to Chris C. Kemp, Trustee of the Chris Kemp Living Trust, dated February 10, 2021, under its Notes is $2,000,000.00 and the current total accrued interest outstanding to (but excluding) January 19, 2024 under such Notes is $38,666.67;

d.

the current total principal balance owed to Adam P. London under his Notes is $1,000,000.00 and the current total accrued interest outstanding to (but excluding) January 19, 2024 under such Notes is $19,333.33;

e.

the current total principal balance owed to MH Orbit LLC under its Notes is $4,000,000.00 and the current total accrued interest outstanding to (but excluding) January 19, 2024 under such Notes is $0.00; and

f.

the current total principal balance owed to RBH Ventures Astra SPV, LLC under its Notes is $2,000,000.00 and the current total accrued interest outstanding to (but excluding) January 19, 2024 under such Notes is $0.00.

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IN WITNESS WHEREOF, each Buyer and each Note Party have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

NOTE PARTIES: ASTRA SPACE, INC.

By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer

ASTRA SPACE OPERATIONS, LLC

By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer

APOLLO FUSION, LLC

By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer

INDIGO SPACE, LLC

By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer

ASTRA SPACE PLATFORM HOLDINGS LLC

By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer

ASTRA SPACE PLATFORM SERVICES LLC

By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer

{Signature Page to Amendment to Securities Purchase Agreement}

ASTRA EARTH OPERATIONS LLC

By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer

ASTRA SPACECRAFT ENGINES, INC.

By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer

ASTRA SPACE TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer

{Signature Page to Amendment to Securities Purchase Agreement}

EXISTING BUYERS:

SHERPAVENTURES FUND II, LP
By: SherpaVentures Fund II GP, LLC, Its General Partner

By:	/s/ Brian Yee
	Name:	Brian Yee
	Title:	Partner

JMCM HOLDINGS LLC

By:	/s/ Baldo Fodera
	Name:	Baldo Fodera
	Title:	Manager

ADAM P. LONDON

By:	/s/ Adam P. London

CHRIS C. KEMP, TRUSTEE OF THE CHRIS KEMP LIVING TRUST, DATED FEBRUARY 10, 2021

By:	/s/ Chris C. Kemp
	Name:	Chris C. Kemp
	Title:	Trustee

{Signature Page to Amendment to Securities Purchase Agreement}

ADDITIONAL BUYERS:

MH ORBIT, LLC

By:	/s/ Baldo Fodera
	Name:	Baldo Fodera
	Title:	Manager

{Signature Page to Amendment to Securities Purchase Agreement}

ADDITIONAL BUYERS:

RBH VENTURES ASTRA SPV, LLC
By:	RBH Ventures, Ltd., its Manager
By:	Synchronicity Holdings, LLC, general partner of the Manager

By:	/s/ Robert Bradley Hicks
	Name:	Robert Bradley Hicks
	Title:	Managing Member

{Signature Page to Amendment to Securities Purchase Agreement}